Exhibit 99.1

DigitalNet Reports Second Quarter and First Half 2004 Results

Second Quarter Revenue Up 18% to $97.6 million

Thursday, July 15, 2004 8:00am ET

HERNDON, VA.—(BUSINESS WIRE)—July 15, 2004—DigitalNet Holdings, Inc. (Nasdaq: DNET), a leading provider of network computing solutions to U.S. defense, intelligence and civilian federal government agencies, today announced its operating results for the three months and six months ended June 30, 2004. The Company exceeded its previously issued guidance given in April 2004.  In addition, the Company provided initial guidance for the third quarter 2004 and raised its previously issued guidance for the full year 2004.

Reported Results

•      Revenues for the second quarter 2004 were $97.6 million, and were $178.3 million for the six months ended June 30, 2004.

•      Net income for the second quarter 2004 was $4.9 million, and was $9.6 million for the six months ended June 30, 2004.

•      EBITDA(2) for the second quarter 2004 was $13.6 million, and was $26.4 million for the six months ended June 30, 2004.

•      Diluted earnings per share for the second quarter 2004 was $0.30, and was $0.58 for the six months ended June 30, 2004.

•      Revenues, as adjusted(1) for the second quarter 2004 were $97.1 million, an increase of 36.9% over our 2003 second quarter revenues, as adjusted(1) of $70.9 million.

•      EBITDA, as adjusted(3) for the second quarter 2004 was $13.2 million, an increase of 25.2% over our 2003 second quarter EBITDA, as adjusted(3) of $10.5 million.

•      Net income, as adjusted(4) for the second quarter 2004 was $5.8 million, an increase of 29.3% over our 2003 second quarter net income, as adjusted(4) of $4.5 million.

•      Diluted earnings per share, as adjusted(5),(6) for the second quarter 2004 was $0.35.

•      Revenues, as adjusted(1) for the six months ended June 30, 2004 were $174.6 million, an increase of 26.1% over our 2003 first half revenues, as adjusted(1) of $138.4 million.

•      EBITDA, as adjusted(3) for the six months ended June 30, 2004 was $24.5 million, an increase of 19.5% over our 2003 first half EBITDA, as adjusted(3) of $20.5 million.

•      Net income, as adjusted(4) for the six months ended June 30, 2004 was $10.7 million, an increase of 23.7% over our 2003 first half net income, as adjusted(4) of $8.7 million.

•      Diluted earnings per share, as adjusted(5),(6) for the six months ended June 30, 2004 was $0.65.

A reconciliation of (i) net income to EBITDA, (ii) revenues, net income and diluted earnings per share on a U.S. GAAP basis and on an as adjusted basis, and (iii) EBITDA to EBITDA, as adjusted, is provided in the footnotes to the financial tables at the end of this release.

Ken Bajaj, DigitalNet’s Chairman and CEO stated, “The second quarter continued to demonstrate the strength of DigitalNet’s business model. We showed very strong revenue and earnings growth. In addition, our key differentiators, and competencies in networking and information assurance, continue to drive significant new business wins while delivering value to our customers.”

Chief Financial Officer Jack Pearlstein added, “The second quarter was another consecutive quarter of significant operating and financial accomplishments. We completed the acquisition and integration of User Technology Associates, Inc. (UTA). We exceeded the top end of analysts’ estimates, and we generated exceptional cash flow from operations allowing us to reduce the outstanding balance on our line of credit by $10 million. Our DSOs stood at an industry leading 65 days at June 30, 2004.”

New Business Wins

The Company won a number of strategic contracts during the second quarter valued at up to $83 million, including the Air Force Secure Network (AFSN) contract and the Defense Information Systems Agency (DISA) Information Assurance Vulnerability Management (IAVM) solution.

•      AFSN contract - DigitalNet will support the AFSN Program Office modernizing portions of the Air Force’s worldwide network communication infrastructure and managing classified and unclassified data networks from all Air Force, Guard and Reserve activities worldwide. The contract is valued at up to $16 million.

•      DISA IAVM solution - DigitalNet was awarded a Task Order under the DISA I-ASSURE Contract sponsored by the United States Strategic Command (USSTRATCOM) on behalf of the Department of Defense. Under the Task Order, DigitalNet will integrate and deploy an automated IAVM tool that will provide network administrators and security personnel a mechanism for verifying application or non-application of Department of Defense (DoD) Computer Emergency Response Team (CERT) Information Assurance Vulnerability Management Notices. The IAVM tool will provide System Administrators with the ability to conduct self-assessments of known vulnerabilities on all system assets and track the status through closure. The task order is worth up to $6 million.

The Company’s backlog stood at approximately $1.1 billion as of June 30, 2004, an increase of over 50% from June 30, 2003.

Company Outlook

The Company has provided below its initial guidance for the third quarter 2004 and its raised guidance for the full year 2004.  The Company’s guidance includes the results from the UTA acquisition, but excludes the results from any subsequent acquisitions.  The Company will update its full year guidance upon the successful completion of any subsequent acquisition.  The table below summarizes the guidance ranges for the third quarter 2004 and full year 2004.

(Dollars and shares in millions, except per share data)

	Q3 2004	Previous FY2004	Current FY2004
Revenues	$98.0 - $99.0	$372.2 - $377.2	$376.7 - $379.7
Revenues, as adjusted	$98.0 - $99.0	$369.0 - $374.0	$373.0 - $376.0
Net income	$4.5 - $4.6	$16.7 - $17.3	$18.7 - $19.0
Net income, as adjusted	$5.6 - $5.8	$20.7 - $21.4	$22.2 - $22.5
Diluted earnings per share	$0.27 - $0.28	$1.01 - $1.04	$1.13 - $1.15
Diluted earnings per share, as adjusted	$0.34 - $0.35	$1.25 - $1.29	$1.34 - $1.36
Diluted weighted average shares outstanding	16.55	—	16.55

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Due to the forward looking nature of the projections of revenue, net income and diluted earnings on an as adjusted basis, information to reconcile such non-GAAP financial measures to the GAAP measures is not available without unreasonable effort. Management does not believe such information is material.

Conference Call Information

The Company has scheduled a conference call for 10 AM E.T. Thursday, July 15, 2004, during which management will be making a brief presentation focusing on second quarter and first half results, operating trends and its expectations. A question-and-answer session will follow to allow further discussion of the results and the company’s future expectations. Interested parties may listen to the conference call by dialing (800) 901-5213 (U.S./Canada) and (617) 786-2962 (International) and entering the passcode 61913786. The call will be webcast simultaneously through a link on the DigitalNet website (www.digitalnet.com). A replay of the conference call will be available approximately two hours after the conclusion of the conference call through August 5, 2004 by dialing (888) 286-8010 (U.S./Canada) and (617) 801-6888 (International) and entering the passcode 98926176.

About DigitalNet

DigitalNet builds, integrates and manages enterprise network computing solutions that provide government organizations with sustainable strategic business advantages. With more than 30 years of experience, the Company provides Managed Network Services, Information Security Solutions and Application Development Services and Solutions for the U.S. Department of Defense, U.S. Government civilian agencies and the intelligence community. We are focused on adding value to our clients by increasing network reliability, reducing overall network costs, and rapidly migrating mission critical network computing environments to new technologies.  www.digitalnet.com.

The statements contained in this release which are not historical facts are forward-looking statements, within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, the forward-looking statements. The Company has attempted, whenever possible, to identify these forward-looking statements using words such as “may,” “will,” “should,” “projects,” “estimates,” “expects,” “plans,” “intends,” “anticipates,” “believes,” and variations of these words and similar expressions. Similarly, statements herein that describe the Company’s business strategy, prospects, opportunities, outlook, objectives, plans, intentions or goals are also forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: funding decisions of U.S. Government projects; government contract procurement, option exercise and termination risks; competitive factors such as pricing pressures and/or competition to hire and retain qualified employees; the Company’s ability to identify, execute or effectively integrate future acquisitions, including UTA; the Company’s ability to successfully raise additional capital; changes to the tax laws relating to the treatment and deductibility of goodwill or any change in tax rates; additional costs related to compliance with the Sarbanes-Oxley Act of 2002, revised NASDAQ listing standards, SEC rule changes or other corporate governance issues; material changes in laws or regulations applicable to the Company’s business and other risk factors described in the Company’s 10-K for the year ended December 31, 2003. In addition, the statements in this press release are made as of July 15, 2004. We expect that subsequent

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events or developments will cause our views to change.  The Company undertakes no obligation to update any of the forward-looking statements made herein, whether as a result of new information, future events, changes in expectations or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to July 15, 2004.

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DigitalNet Holdings, Inc.

Consolidated Balance Sheets

(Dollars in Thousands)

	December 31, 2003	June 30, 2004

Assets
Current assets:
Cash and cash equivalents	$23,635	$8,739
Accounts receivable, net	66,197	70,459
Inventory	7,692	5,509
Prepaid expenses and other current assets	9,162	3,967
Total current assets	106,686	88,674
Other assets	8,438	6,994
Property and equipment, net	12,008	10,260
Intangible assets, net	173,128	216,094
Total assets	$300,260	$322,022

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,621	$7,051
Accrued expenses	35,029	33,040
Deferred revenues	5,630	2,149
Current portion of long-term debt	—	4,000
Total current liabilities	48,280	46,240
Long-term debt	81,250	96,250
Other liabilities	11,277	10,242
Stockholders’ equity	159,453	169,290
Total liabilities and stockholders’ equity	$300,260	$322,022

DigitalNet Holdings, Inc.

Consolidated Statements of Operations

(Dollars in Thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2003	2004	2003	2004

Revenues	$82,410	$97,572	$160,312	$178,296
Costs of revenues	$64,936	$74,899	$126,820	$136,842
Gross profit	17,474	22,673	$33,492	$41,454

Operating expenses:
Selling, general, and administrative	8,916	10,151	$17,371	$17,855
Acquisition and related expenses	—	—	$—	$(366)
Amortization of intangibles	2,649	2,282	$5,298	$4,163
Total operating expenses	11,565	12,433	$22,669	$21,652

Income from operations	5,909	10,240	$10,823	$19,802

Other income (expense):
Interest income	33	63	$80	$176
Interest expense	(4,037)	(2,295)	$(8,141)	$(4,385)
Other income (expense)	(39)	(3)	$(33)	$12
Total other income (expense)	(4,043)	(2,235)	$(8,094)	$(4,197)

Income before provision for income taxes	1,866	8,005	$2,729	$15,605
Provision for income taxes	765	3,076	$1,274	$6,050
Net income	$1,101	$4,929	$1,455	$9,555

Dividends on preferred stock	(1,449)	—	$(2,861)	$—
Net (loss) income attributable to common stockholders	$(348)	$4,929	$(1,406)	$9,555

Net (loss) income per common share:
Basic net (loss) income attributable to common stockholders per share	$(0.06)	$0.30	$(0.25)	$0.59
Basic weighted average common shares outstanding	5,581,628	16,303,454	5,541,831	16,296,806

Diluted net (loss) income attributable to common stockholders per share	$(0.06)	$0.30	$(0.25)	$0.58
Diluted weighted average common shares outstanding	5,581,628	16,488,706	5,541,831	16,481,409

DigitalNet Holdings, Inc.

Consolidated Statements of Cash Flows

(Dollars in Thousands)

	Six months ended June 30,
	2003	2004

Cash flows from operating activities:
Net income	$1,455	$9,555
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	3,964	2,437
Loss (gain) on sale of equipment	41	(12)
Amortization of intangible assets	5,298	4,162
Amortization of deferred financing fees	2,021	375
Amortization of discount on debt	360	—
Amortization of deferred compensation	485	144
Deferred income taxes	1,274	6,050
Changes in assets and liabilities, net of effect of acquisitions:
Accounts receivable	5,187	3,622
Inventory	(6,043)	2,183
Prepaid expenses and other assets	(3,060)	1,665
Accounts payable, accrued expenses and other liabilities	(6,159)	(10,395)
Deferred revenues	7,909	(3,481)
Net cash provided by operating activities	12,732	16,305

Cash flows from investing activities:
Purchases of property and equipment	(3,554)	(2,047)
Proceeds from sale of equipment	10	1,813
Acquisitions, net of cash acquired	(9,477)	(50,105)
Net cash collected on behalf of and due to Getronics Parent	4,800	—
Net cash used in investing activities	(8,221)	(50,339)

Cash flows from financing activities:
Net borrowings (repayments) under revolving credit facility	(3,900)	19,000
Repayments on term loan facility	(1,250)	—
Proceeds from stock option excerises	—	138
Payments on management notes receivable	119	—
Net cash (used in) provided by financing activities	(5,031)	19,138

Net decrease in cash and cash equivalents	(520)	(14,896)
Cash and cash equivalents, beginning of period	3,894	23,635
Cash and cash equivalents, end of period	$3,374	$8,739

(1)   Revenues, as adjusted, represent revenues, as reported, less revenues derived from our NASA CSOC contract. Because our performance under the NASA CSOC contract ended on March 31, 2004, management believes that revenues, as adjusted, presents investors with a more meaningful depiction of our ongoing business.  A reconciliation of revenues, as reported, to revenues, as adjusted, is as follows (dollars in thousands):

	Three months ended June 30,		Six months ended June 30,
	2003	2004	2003	2004

Revenues, as reported	$82,410	$97,572	$160,312	$178,296
Less:
NASA CSOC contract	11,486	512	21,913	3,733
Revenues, as adjusted	$70,924	$97,060	$138,399	$174,563

(2)   EBITDA is defined as net income, as reported, plus interest, income taxes, depreciation and amortization. Our method of computation may or may not be comparable to other similarly titled measures used by other companies. EBITDA is presented because we believe EBITDA is a meaningful indicator that can be used by investors to analyze and compare our operating performance to the operating performance of other companies. However, EBITDA should not be construed as an alternative to net income as determined in accordance with accounting principles generally accepted in the United States as an indicator of operating performance or as an alternative to cash flows as a measure of liquidity. A reconciliation of net income, as reported, to EBITDA is as follows (dollars in thousands):

	Three months ended June 30,		Six months ended June 30,
	2003	2004	2003	2004

Net income, as reported	$1,101	$4,929	$1,455	$9,555
Plus:
Interest, net	4,004	2,232	8,061	4,209
Income taxes	765	3,076	1,274	6,050
Depreciation	1,931	1,084	3,964	2,437
Amortization	2,649	2,282	5,298	4,163
EBITDA	$10,450	$13,603	$20,052	$26,414

(3)   EBITDA, as adjusted, represents EBITDA as set forth above, less gross profit associated our NASA CSOC contract and acquisition and related expenses, plus certain stock-based compensation. Our method of computation may or may not be comparable to other similarly titled measures used by other companies. EBITDA, as adjusted, should not be construed as either an alternative to net income, as determined in accordance with accounting principles generally accepted in the United States as an indicator of operating performance or as an alternative to cash flows as a measure of liquidity. Gross profit associated with our NASA CSOC contract represents the amount by which revenues associated with this contract exceed the costs of revenues associated with this contract. Because our performance under the NASA CSOC contract ended on March 31, 2004, management believes that EBITDA, as adjusted, presents investors with a more meaningful depiction of our ongoing business. In addition, we have excluded acquisition and related expenses from EBITDA, as adjusted, because management believes that the benefit for lease costs included in acquisition and related expenses is non-recurring as it relates to transactions concurrent with the commencement of substantive operations and the acquisition of our predecessor. We have also excluded certain stock-based compensation from EBITDA, as adjusted, because these charges are non-recurring and related to common stock issued in conjunction with the formation of the Company and the acquisition of our predecessor.  Management believes that such presentation provides a more meaningful depiction of our ongoing business.  A reconciliation of EBITDA to EBITDA, as adjusted, is as follows (dollars in thousands):

	Three months ended June 30,		Six months ended June 30,
	2003	2004	2003	2004

EBITDA	$10,450	$13,603	$20,052	$26,414

Less:
NASA CSOC contract gross margin	—	(398)	—	(1,511)
Acquisition and related expenses	—	—	—	(366)
Plus:
Stock-based compensation	96	—	485	—
EBITDA, as adjusted	$10,546	$13,205	$20,537	$24,537

(4)   Net income, as adjusted, represents net income, as reported, less gross profit, associated with our NASA CSOC contract and acquisition and related expenses, plus certain stock-based compensation, amortization of certain intangibles and interest related to debt retired with the proceeds of the IPO. Our method of computation may or may not be comparable to other similarly titled measures used by other companies. Net income, as adjusted, should not be construed as an alternative to net income, as determined in accordance with accounting principles generally accepted in the United States. Gross profit associated with our NASA CSOC contract represents the amount by which revenues associated with this contract exceed the costs of revenues associated with this contract. Because our performance under the NASA CSOC contract ended on March 31, 2004, management believes that net income, as adjusted, presents investors with a more meaningful depiction of our ongoing business. In addition, we have excluded acquisition and related expenses from net income, as adjusted, because management believes that the benefit for lease costs included in acquisition and related expenses is non-recurring as it relates to transactions concurrent with the commencement of substantive operations and the acquisition of our predecessor. We have also excluded certain stock-based compensation from net income, as adjusted, because these charges are non-recurring and related to common stock issued in conjunction with the formation of the Company and the acquisition of our predecessor.  We have also excluded amortization of intangibles related to the acquisition of our predecessor from net income, as adjusted, because these expenses relate to the acquisition that was the formative transaction that commenced the substantive operations of our company, and management believes that such presentation provides a more meaningful comparison of our operating performance with the operating performance of other companies. We have also excluded interest expense related to debt retired with the proceeds of the IPO or the sale of 9% senior notes because such elimination reflects the effect of our current capital structure after consummation of the 2003 refinancing transactions.  A reconciliation of net income to net income, as adjusted, is as follows (dollars in thousands):

	Three months ended June 30,		Six months ended June 30,
	2003	2004	2003	2004

Net income, as reported	$1,101	$4,929	$1,455	$9,555

Less:
NASA CSOC contract gross profit	—	(398)	—	(1,511)
Acquisition and related expenses	—	—	—	(366)
Plus:
Stock-based compensation	96	—	485	—
Amortization	2,649	1,881	5,298	3,762
Interest on retired debt	2,785	—	5,680	—
Income tax effect, net	(2,119)	(578)	(4,261)	(735)
Net income, as adjusted	$4,512	$5,834	$8,657	$10,705

(5)   The diluted weighted average common shares outstanding, as adjusted, reflects the following: a) shares of common stock issued in connection with the IPO, as if the offering was consummated on January 1, 2003, b) shares of common stock issued in connection with the conversion of the Class A Preferred Stock, including accrued dividends, upon the consummation of the IPO, as if the shares were issued on January 1, 2003, c) shares of carried stock, reserved stock, and restricted stock that vested upon the IPO with assumed vesting on January 1, 2003, and d) the treasury stock effect of warrants to purchase 94,868 shares of common stock.  We have presented diluted weighted average common shares outstanding, as adjusted, to show the effect on earnings per share of the Company’s current capital structure after consummation of the refinancing transactions related to the IPO and the sale of 9% senior notes due 2010.  A reconciliation of the historical diluted weighted average common shares outstanding to the diluted weighted average common shares outstanding, as adjusted, is as follows:

	Three months ended June 30,		Six months ended June 30,
	2003	2004	2003	2004
Historical diluted weighted average common shares outstanding	5,581,628	16,488,706	5,541,831	16,481,409
Common stock issued in IPO	5,750,000	—	5,750,000	—
Conversion of the Class A Preferred Stock at IPO	3,807,132	—	3,807,132	—
Common stock vested upon IPO	1,151,398	—	1,191,195	—
Treasury stock effect of warrants	94,795	—	94,785	—
Diluted weighted average common shares outstanding, as adjusted	16,384,953	16,488,706	16,384,943	16,481,409

(6)   The diluted earnings per share, as adjusted, is computed by dividing net income, as adjusted, by the diluted weighted average common shares outstanding, as adjusted, during the period. The following details the computation of the diluted earnings per share, as adjusted, (dollars in thousands, except per share data):

	Three months ended June 30,		Six months ended June 30,
	2003	2004	2003	2004

Net income, as adjusted	$4,512	$5,834	$8,657	$10,705

Diluted weighted average common shares outstanding, as adjusted	16,384,953	16,488,706	16,384,943	16,481,409

Diluted earnings per share, as adjusted	$0.28	$0.35	$0.53	$0.65

Investor Relations Contact:

Joe Cormier, DigitalNet

(703) 563-7703

joe.cormier@digitalnet.com